Exhibit 23.2



                       CONSENT OF INDEPENDENT ACCOUNTANTS



The Board of Directors
Syngenta AG


Zurich, December 10, 2002

We hereby consent to the incorporation by reference in the registration statement on Form S-8 of Syngenta AG of our audit report dated February 27, 2002 relating to the consolidated financial statements (consolidated income statements, balance sheets, cash flow statements, statements of changes in equity and notes) of Syngenta AG for the years ended December 31, 2000 and 2001, which is included in the 2001 Annual Report and Form 20-F of Syngenta AG.


KPMG Fides Peat


/s/ Bruce A Mathers                               /s/ Herbert Bussmann